Exhibit (10)(ca)

FIFTH AMENDMENT TO THE
MET-PRO CORPORATION RETIREMENT SAVINGS PLAN

This Fifth Amendment to the Met-Pro Corporation Retirement Savings Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).
W I T N E S S E T H:

WHEREAS, the Company established the Plan for its eligible employees effective as of January 1, 1999, and amended and restated as of January 1, 2007;

WHEREAS, the Company reserved the right in Section 13.01 of the Plan to amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to incorporate changes required by the Heroes Earnings and Assistance Relief Tax (HEART) Act of 2008.

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.           Effective January 1, 2007, Section 14.15 of the Plan is renamed “Veteran Rights”, the existing section language shall be referenced as subparagraph (a) and is further amended to add the following new subparagraphs to the end thereof:

(b)           Death Benefits for Qualified Military Service.  Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(c)           Differential Wage Payments for Military Service.  Effective January 1, 2009, (i) an individual receiving a differential wage payment (as defined by Code Section 3401(h)(2)) is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as Code Section 415 compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect.  In order to maintain the terms of the Plan in a single document, this Fourth Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed by its duly authorized officer this   17th    day of    December    , 2010.

ATTEST:		Met-Pro Corporation

By	/s/ Gary J. Morgan	By	/s/ Raymond J. De Hont

Title:	CFO	Title:	Chairman, CEO & President